EXHIBIT 10.19
DUCOMMUN INCORPORATED

RESTRICTED STOCK UNIT AGREEMENT

This restricted stock unit agreement is made as of __________ (the “Effective Date”), between Ducommun Incorporated, a Delaware corporation (the “Corporation”), and _______ (“Award Holder”).
R E C I T A L S
This restricted stock unit agreement is pursuant to the 2020 Stock Incentive Plan (the “Plan”).
A G R E E M E N T S
1.Grant. The Corporation hereby grants to the Award Holder an award (the “Award”) of _______ restricted stock units (the “Restricted Stock Units”), subject to certain adjustments as described herein. Each restricted stock unit represents the right to receive one share of Common Stock, subject to the conditions set forth in this restricted stock unit agreement and the Plan.
2.Definitions. Unless the context clearly indicates otherwise, and subject to the terms and conditions of the Plan as the same may be amended from time to time, the following terms, when used in this restricted stock unit agreement, shall have the meanings set forth in this Section 2.
         “Common Stock” shall mean the Common Stock, $.01 par value, of the Corporation or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 7 of this restricted stock unit agreement.
         “Subsidiary” shall mean a corporation or other form of business entity more than 50% of the voting shares of which is owned or controlled, directly or indirectly, by the Corporation and which is designated by the Committee for participation in the Plan by the key employees thereof.
         “Committee” shall mean the Compensation Committee of the Board of Directors of the Corporation, or if there is no such committee acting, the Board of Directors of the Corporation.

        3. Vesting. Provided that the Award Holder has remained in the employ of the Corporation and/or its Subsidiaries throughout the period from the Effective Date until _______, one-third of the Restricted Stock Units shall vest on _______ (the “First Vesting Date”). Provided that the Award Holder has remained in the employ of the Corporation and/or its Subsidiaries throughout the period from the Effective Date until _________ an additional one-third of the Restricted Stock Units shall vest on _______ (the “Second Vesting Date”). Provided that the Award Holder has remained in the employ of the Corporation and/or its Subsidiaries throughout the period from the Effective Date until ________, an additional one-third of the Restricted Stock Units shall vest on _________ (the “Third Vesting Date”). The First Vesting Date, the Second Vesting Date and the Third Vesting Date are each the “Vesting Date” for the Restricted Stock Units that vest on such date. Restricted Stock Units that have vested and are no longer subject to a substantial risk of forfeiture are referred to herein as “Vested Units.” Restricted Stock Units that are not vested and remain subject to a substantial risk of forfeiture are referred to herein as “Unvested Units.”
4.  Settlement of Vested Units. Upon the vesting of all or a portion of the Award, one share of Common Stock shall be issuable for each Vested Unit (the “RSU Shares”). Thereafter, the Corporation will transfer such RSU Shares to the Award Holder upon the satisfaction of any required tax withholding obligations, securities law registration or other requirements, and applicable stock exchange listing. No fractional shares shall be issued with respect to the Award. The Award Holder shall not acquire or have any rights as a shareholder of the Corporation by virtue of this restricted stock unit agreement (or the Award evidenced hereby) until the certificates representing shares of Common Stock issuable pursuant to this Award are actually issued and delivered to the Award Holder in accordance with the terms of the Plan and this restricted stock unit agreement. Notwithstanding the foregoing, the Award Holder may elect, on a form and in a manner prescribed by the Corporation, to defer any payment of Vested Units, provided that any such deferral of payment must comply with any applicable requirements of Section 409A of the Code.
5. Termination. If the Award Holder’s employment with the Corporation or a Subsidiary terminates at any time for any reason prior to the Vesting Date, except as provided in this Section 5 or as determined by the Committee in its sole and absolute discretion, the Unvested Units will be forfeited and cancelled and surrendered to the Corporation without payment of any consideration, effective on the date of the Award Holder’s termination of employment. Upon the termination of the Award Holder’s employment with the Corporation or a Subsidiary as a result of death or “permanent disability” (as defined herein) the Restricted Stock Units shall become fully vested on the date of such death or “permanent disability”. As used herein, the term “permanent disability” shall mean the date on which the Award Holder has not worked or been able to work due to physical or mental incapacity for a period of one hundred eighty (180) consecutive days.
6. Adjustments
          (a) If the outstanding shares of Common Stock of the Corporation are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Corporation through recapitalization (other than the conversion of convertible securities according to their terms), reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made, or if the Corporation shall spin-off, spin-out or otherwise distribute assets with respect to the outstanding shares of Common Stock of the Corporation, an appropriate and proportionate adjustment shall be made, in the number of restricted stock units subject to this Award.
          (b)  In the event of the dissolution or liquidation of the Corporation, or upon any merger, consolidation or reorganization of the Corporation with any other corporations or entities as a result of which the Corporation is not the surviving corporation, or upon the sale of all or substantially all of the assets of the Corporation or the acquisition of more than 80% of the stock of the Corporation by another corporation or entity, there shall be substituted for each of the shares of Common Stock then subject to this Award the number and kind of shares of stock, securities or other assets which would have been issuable or payable in respect of or in exchange for such Common Stock then subject to the Award, as if the Award Holder had been the owner of such shares as of the transaction date. Any securities so substituted shall be subject to similar successive adjustments.
          7. No Right to Continued Employment. Nothing in the Plan, in this restricted stock unit agreement or in any other instrument executed pursuant thereto shall confer upon the Award Holder any right to continue in the employ of the Corporation or any Subsidiary of the Corporation or shall interfere in any way with the right of the Corporation or any such Subsidiary to at any time terminate the employment of the Award Holder with or without cause.
        8. Legal Requirements. No shares issuable under this Award shall be issued or delivered unless and until, in the opinion of counsel for the Corporation, all applicable requirements of federal and state law and of the Securities and Exchange Commission pertaining to the issuance and sale of such shares and any applicable listing requirements of any national securities exchange on which shares of the same class are then listed, shall have been fully complied with. In connection with any such issuance or transfer, the person acquiring the shares shall, if requested by the Corporation, give assurances satisfactory to counsel to the Corporation in respect of such matters as the Corporation or any Subsidiary of the Corporation may deem desirable to assure compliance with all applicable legal requirements.
        9. No Rights as a Shareholder. Neither the Award Holder nor any beneficiary or other person claiming under or through the Award Holder shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to this Agreement except as to such shares of Common Stock, if any, as shall have been issued or transferred to such person.
        10. Withholding. The Corporation or any Subsidiary of the Corporation may make such provisions as it may deem appropriate for the withholding of any taxes which the Corporation or such Subsidiary determines it is required to withhold in connection with this restricted stock unit agreement and the transactions contemplated hereby, and the Corporation or any such Subsidiary may require the Award Holder to pay to the Corporation or such Subsidiary in cash any amount or amounts which may be required to be paid as withheld taxes in connection with any issuance of Common Stock pursuant to this Award or any other transaction contemplated hereby as a condition to the issuance of shares of the Common Stock, provided, however, that any amount withheld for taxes in connection with this Award may, at the election of the Award Holder, be paid with previously issued shares of Common Stock or the deduction of shares of Common Stock to be issued in connection with this Award.
        11. No Assignments. Neither this restricted stock unit agreement, nor this Award nor any other rights and privileges granted hereby shall be transferred, assigned, pledged or hypothecated in any way, whether by operation of law of descent and distribution. Upon any attempt to so transfer, assign, pledge, hypothecate or otherwise dispose of this restricted stock unit agreement, this Award or any other right or privilege granted hereby contrary to the provisions hereof, this restricted stock unit agreement, this Award and all of such rights and privileges shall immediately become null and void provided however, that the Award Holder may transfer an Award to any “family member” (as such term is defined in Section A.1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended (“Form S-8”)), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8 and provided further, that such transferee acknowledges and agrees that the Award remains subject to all of the terms and conditions of this Agreement and the Plan.
        12. Other Programs. Nothing contained in this restricted stock unit agreement shall affect the right of the Award Holder to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance, profit-sharing or other employee benefit plan or program of the Corporation or of any Subsidiary of the Corporation.
        13. The Plan. The Award hereby granted is subject to, and the Corporation and Award Holder agree to be bound by all of the terms and conditions of the Plan as the same may be amended from time to time in accordance with the terms thereof, but no such amendment may adversely affect the Award Holder’s rights under this restricted stock unit agreement. Award Holder acknowledges receipt of a complete copy of the Plan.
        14. Committee Authority. All questions arising under the Plan or under this restricted stock unit agreement shall be decided by the Committee in its total and absolute discretion. It is expressly understood that the Committee is authorized to administer, construe and make all determinations necessary or appropriate to the administration of the Plan and this restricted stock unit agreement, all of which shall be binding upon the Award Holder to the maximum extent permitted by the Plan.
        15. Consideration. The consideration for the rights and benefits conferred on Award Holder by this Award are the services rendered by the Award Holder after and not before the grant of this Award.
        16. Applicable Law. This Award has been granted as of the effective date set forth above at Los Angeles, California, and the interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California.
DUCOMMUN INCORPORATED

By: ____________________________________
            Chief Executive Officer

By: ____________________________________
            Secretary

              __________________________________
                  Award Holder
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